                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                              EZENIA! INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[GRAPHIC]

                                          September [9], 2002

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of the Shareholders of Ezenia! Inc., which will be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, on Monday, October 21, 2002 at 10:00 a.m., EST.

    The Notice of Special Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter.

    All shareholders are invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to vote by proxy by following one of the following steps as promptly as possible:

    (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

    (B) Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed Proxy Card); or

    (C) Vote via the Internet (see instructions on the enclosed Proxy Card).

    The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the telephone or Internet are set forth in the Proxy Card. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, VOTE VIA THE TELEPHONE OR INTERNET OR ATTEND THE SPECIAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Very truly yours,

Khoa D. Nguyen
Chairman and
Chief Executive Officer

                                  EZENIA! INC.

                             154 MIDDLESEX TURNPIKE
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 2002

                            ------------------------

TO OUR SHAREHOLDERS:

    The Special Meeting of Shareholders (the "Special Meeting") of
Ezenia! Inc., a Delaware corporation (the "Company"), will be held on Monday, October 21, 2002 at 10:00 a.m., EST, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110. The purposes of the Special Meeting shall be:

    1. To consider and vote upon the sale of all of our patents, patent applications and certain related assets relating to our multipoint videoconferencing business pursuant to an asset purchase agreement, dated as of August 1, 2002, between the Company and Tandberg Telecom AS. The full text of the asset purchase agreement is included as Annex A to the attached proxy statement.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Shareholders of record on the books of the Company at the close of business on September 3, 2002 will be entitled to notice of, and to vote at, the Special Meeting.

    Please sign, date and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience. If you return the proxy or vote via telephone or the Internet, you may nevertheless attend the Special Meeting and vote your shares in person.

    All shareholders of the Company are cordially invited to attend the Special Meeting.

                                      By Order of the Board of Directors,
                                      Khoa D. Nguyen
                                      Secretary

Burlington, Massachusetts
September [9], 2002

--------------------------------------------------------------------------------

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE (I) SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (II) OTHERWISE VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.

--------------------------------------------------------------------------------

                                  EZENIA! INC.
                             154 MIDDLESEX TURNPIKE
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement and the proxy enclosed herewith were first mailed to our shareholders on or about September [9], 2002.

                               SUMMARY TERM SHEET


    This summary term sheet highlights selected information contained in this proxy statement regarding the proposed sale of all of the patents, patent applications and certain related assets relating to our multipoint videoconferencing business, which together are referred to as the MCU patent portfolio. The MCU patent portfolio relates to the traditional ISDN-based videoconferencing products portion of our business, also known as the MCU business. The MCU business is separate and distinct from the enterprise collaboration business, which includes the InfoWorkSpace products and services, that have become the central focus of our operations.


    This summary term sheet may not contain all of the information that is important to you. To understand fully the proposed sale of the MCU patent portfolio and for a more complete description of the legal terms of the proposed sale, you should read carefully the entire proxy statement, including the asset purchase agreement attached as Annex A.


Parties to the Transaction (page 10):       Ezenia! Inc., a Delaware corporation, develops and
                                            markets products that enable organizations to provide
                                            high-quality group communication and collaboration
                                            capabilities to commercial, consumer and institutional
                                            users.

                                            Tandberg Telecom AS, a corporation organized under the
                                            laws of the Kingdom of Norway and a wholly owned
                                            subsidiary of Tandberg ASA, is a leading global provider
                                            of videoconferencing solutions. Tandberg ASA is publicly
                                            traded on the Oslo Stock Exchange under the ticker
                                            symbol "TAA."

Description of the Transaction (page 10):   On August 1, 2002, Ezenia! and Tandberg entered into a
                                            license agreement, risk allocation agreement, secured
                                            promissory note, security agreement and asset purchase
                                            agreement. Under these documents, we granted to Tandberg
                                            a license to use the MCU patent portfolio for $1.25
                                            million, we borrowed $1.25 million from Tandberg and
                                            pledged the MCU patent portfolio as collateral, and we
                                            agreed, subject to shareholder approval, to sell the MCU
                                            patent portfolio to Tandberg for $3.75 million,
                                            consisting of $2.5 million in cash and forgiveness of
                                            the $1.25 million loan.

Asset Purchase Agreement (page 11):         GENERALLY. Under the terms of the asset purchase
                                            agreement, we propose to sell to Tandberg our MCU patent
                                            portfolio and certain related assets for $3.75 million,
                                            consisting of $2.5 million in cash and forgiveness of
                                            the $1.25 million that we owe Tandberg. Tandberg will
                                            not assume any of our liabilities, and we will not be
                                            selling our MCU business.

                                            ASSETS TO BE SOLD. The assets that we propose to sell to
                                            Tandberg include:

                                            - The MCU patent portfolio--our U.S. and foreign patents
                                              and patent applications relating to the design,
                                              development, manufacture and use of videoconferencing
                                              interface components and telecommunications bridging
                                              equipment to facilitate multipoint audio and video
                                              conferencing;

                                            - all goodwill associated directly with respect to the
                                            MCU patent portfolio;

                                            - all supporting documentation for the MCU patent
                                            portfolio, including relevant portions of laboratory
                                              notebooks, invention disclosure forms, patent
                                              prosecution files and correspondence, opinions of
                                              counsel and similar documents; and

                                            - rights to seek remedies for infringement of the MCU
                                            patent portfolio and rights to protection of interests
                                              in the MCU patent portfolio.

                                            GENERAL CONTRACT TERMS. We and Tandberg make customary
                                            representations and warranties in the asset purchase
                                            agreement, including, with respect to us,
                                            representations and warranties as to our title to, and
                                            the absence of litigation or infringement claims against
                                            us relating to, the MCU patent portfolio. Tandberg's
                                            obligation to consummate the sale is based on
                                            satisfaction of conditions including our certifying the
                                            continuing accuracy of our representations, our
                                            performance of all required pre-closing obligations and
                                            our obtaining all necessary consents and approvals,
                                            including shareholder approval.

                                            INDEMNIFICATION. Ezenia! and Tandberg have agreed to
                                            indemnify each other and related shareholders, officers,
                                            directors and/or employees against all losses due to any
                                            breach or inaccuracy of the other party's
                                            representations, warranties or covenants under the asset
                                            purchase agreement. Additionally, we have agreed to
                                            indemnify Tandberg and its shareholders, officers,
                                            directors and/or employees against all losses due to
                                            liabilities not expressly assumed by Tandberg or arising
                                            prior to the closing of the asset purchase agreement.

                                            TERMINATION. The asset purchase agreement may be
                                            terminated by mutual consent of Tandberg and us, or by
                                            Tandberg or us if the other party is in breach under the
                                            asset purchase agreement, or by Tandberg if the sale of
                                            the MCU patent portfolio has not closed by October 31,
                                            2002.

                                            RETAINED LICENSE. The asset purchase agreement provides
                                            that, at the closing of the sale of the MCU patent
                                            portfolio, Ezenia! and Tandberg will enter into a
                                            license agreement which allows us to retain a
                                            non-transferable license under the MCU patent portfolio.

Use and Sufficiency of Sale Proceeds        The purpose and goal of our sale of the MCU patent
(page 15):                                  portfolio are to use the sale proceeds for general
                                            operating expenses to finance our enterprise
                                            collaboration business, including our InfoWorkSpace
                                            products, or to attempt to dispose of that business. In
                                            an effort to maximize the value of our common stock, we
                                            are assessing whether the capital requirements and
                                            competitive risks associated with developing our
                                            enterprise collaboration products outweigh the value
                                            that we might realize from a near-term sale of the
                                            business. We are attempting to hire an investment banker
                                            to assist in investigating and assessing possible sale
                                            opportunities. However, we have no current plan,
                                            proposal or arrangement to sell our enterprise
                                            collaboration business.

Background of the Sale of the MCU Patent    Since the spring of 2001, we have been exploring
Portfolio (page 16):                        strategic alternatives in the face of significant
                                            internal restructuring, senior management turnover,
                                            declining financial results and competitive challenges.
                                            Since that time, we have also reported that our ability
                                            to continue as a going concern is dependent upon our
                                            ability to raise additional capital, increase revenue or
                                            substantially improve operating margins. We implemented
                                            restructuring and cost reduction plans in May 2001 and
                                            July 2002 to reduce operating costs. In light of our
                                            need of additional cash to continue operations, on
                                            August 1, 2002 we agreed to sell the MCU patent
                                            portfolio to Tandberg. This transaction offered more
                                            cash than any alternative available to us and only
                                            required us to transfer title to, but not our right to
                                            use, intellectual property relating to our MCU business,
                                            which has been of decreasing importance to us. In the
                                            course of reaching our decision to approve the sale of
                                            the MCU patent portfolio pursuant to the asset purchase
                                            agreement, our board of directors consulted with
                                            management as well as outside legal counsel.

Reasons for the Sale of the MCU Patent      Ezenia!'s board of directors considered numerous factors
Portfolio (page 17):                        relating to the benefits and risks associated with the
                                            asset purchase agreement and the sale of the MCU patent
                                            portfolio and unanimously determined that the sale of
                                            the MCU patent portfolio pursuant to the asset purchase
                                            agreement is expedient and in the best interest of
                                            Ezenia! and our shareholders.

Recommendation of the Board (page 19):      In light of our need of additional cash to continue
                                            operations and in recognition of the unavailability of
                                            more favorable financing alternatives, Ezenia!'s board
                                            of directors recommends that our shareholders vote for
                                            the approval of the sale of the MCU patent portfolio
                                            pursuant to the asset purchase agreement.

Accounting Treatment (page 19):             The proposed sale of the MCU patent portfolio is
                                            expected to be accounted for as a sale of certain
                                            assets, in accordance with accounting principles
                                            generally accepted in the United States. In the period
                                            in which the proposed sale of the MCU patent portfolio
                                            is consummated, we expect to recognize a gain in the
                                            amount of the difference between the sale price and the
                                            aggregate book value of the net assets sold.

Material Tax Consequences (page 19):        CONSEQUENCES FOR EZENIA!. We will recognize net taxable
                                            gains on the sale of the MCU patent portfolio equal to
                                            the excess of the amount realized on the sale over our
                                            aggregate adjusted basis in the assets sold. Although
                                            the gains will constitute capital gains, to the extent
                                            that we hold the MCU patent portfolio as capital assets,
                                            we expect that the gains will be offset by operating
                                            losses incurred during 2002 and/or by net operating loss
                                            carry-forwards from previous taxable years. The losses
                                            and/or loss carry-forwards so absorbed will not be
                                            available to offset income and gains that we may realize
                                            in the future.

                                            CONSEQUENCES FOR EZENIA!'S SHAREHOLDERS. The sale of the
                                            MCU patent portfolio will not, in and of itself, cause
                                            our shareholders to recognize any income for federal
                                            income tax purposes. The sale will generate "earnings
                                            and profits" for tax purposes. Though not anticipated,
                                            if we have positive earnings and profits for our 2002
                                            taxable year, then some or all of the distributions or
                                            deemed distributions made by us to shareholders during
                                            2002, if any, may be treated as taxable dividends.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
SUMMARY TERM SHEET..........................................     1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND PROXY
  STATEMENT.................................................     6

SPECIAL MEETING OF SHAREHOLDERS.............................     9
    PURPOSE.................................................     9
    TIME, DATE AND PLACE; SOLICITATION......................     9
    RECORD DATE; REQUIRED VOTE; SHARES OUTSTANDING..........     9
    VOTING..................................................     9
    REVOCABILITY OF PROXY...................................     9
    SOLICITATION OF PROXIES; EXPENSES.......................     9
    MAILING ADDRESS OF EZENIA!'S PRINCIPAL EXECUTIVE
     OFFICES................................................    10

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    10

PROPOSAL: THE SALE OF THE MCU PATENT PORTFOLIO..............    11
    DESCRIPTION OF EZENIA! AND ITS BUSINESS.................    11
    DESCRIPTION OF TANDBERG AND ITS BUSINESS................    12
    DESCRIPTION OF THE TRANSACTION..........................    12
    THE ASSET PURCHASE AGREEMENT............................    13
    SALE OF THE MCU PATENT PORTFOLIO........................    13
    PURCHASE PRICE..........................................    13
    REPRESENTATIONS AND WARRANTIES..........................    14
    COVENANTS...............................................    14
    CLOSING.................................................    14
    CONDITIONS TO CLOSING...................................    15
    INDEMNIFICATION.........................................    16
    TERMINATION.............................................    16
    EXPENSES................................................    16
    USE AND SUFFICIENCY OF SALE PROCEEDS....................    17
    BACKGROUND OF THE SALE OF THE MCU PATENT PORTFOLIO......    17
    EZENIA!'S REASONS FOR THE SALE OF THE MCU PATENT
     PORTFOLIO..............................................    19
    RECOMMENDATION OF EZENIA!'S BOARD.......................    21
    ACCOUNTING TREATMENT....................................    21
    MATERIAL UNITED STATES FEDERAL INCOME TAX
     CONSEQUENCES...........................................    21
    TAX CONSEQUENCES FOR EZENIA!............................    21
    TAX CONSEQUENCES FOR EZENIA!'S SHAREHOLDERS.............    21
    REGULATORY APPROVALS....................................    21
    DISSENTERS' RIGHTS OF APPRAISAL.........................    22
    PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS............    22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    23

VOTING PROCEDURES...........................................    24

OTHER BUSINESS..............................................    24

SHAREHOLDER PROPOSALS.......................................    24

ASSET PURCHASE AGREEMENT, DATED AS OF AUGUST 1, 2002........  Annex-A

                        QUESTIONS AND ANSWERS ABOUT THE
                           SPECIAL MEETING AND PROXY
                                   STATEMENT

WHO IS SOLICITING MY PROXY?

    Ezenia!'s board of directors is soliciting proxies from each of our shareholders.

WHEN AND WHERE IS THE SPECIAL MEETING?

    This special meeting will be held on Monday, October 21, 2002 at 10:00 a.m., EST, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110.

WHO MAY VOTE?

    Only shareholders of record of our common stock as of the close of business on September 3, 2002 will be entitled to notice of, and to vote at, the special meeting and any adjournments thereof. Each shareholder is entitled to one vote per share.

HOW DO SHAREHOLDERS VOTE?

    Registered shareholders can vote their shares (1) by mailing their signed proxy card, (2) via a toll-free telephone call from the U.S. or Canada, (3) via the Internet or (4) in person at the special meeting. If a shareholder does not intend to attend the special meeting, any written proxy or notice should be returned to us, and any telephonic or Internet vote should be made, not later than the close of business on Friday, October 18, 2002.

HOW DO PROXIES WORK?

    Giving your proxy means that you authorize us to vote your shares at the special meeting in the manner you direct. If you sign, date and return the enclosed proxy card but do not specify how to vote, the persons named as proxies thereon will vote your shares FOR the sale of the MCU patent portfolio pursuant to the asset purchase agreement and at their discretion with respect to any other proposals that may properly come before the special meeting. We do not know of any other matter that will be brought before the special meeting. The persons named as proxies are employees of Ezenia!.

HOW MAY A PROXY BE REVOKED?

    You may revoke your proxy before it is voted (1) by delivering a later-dated proxy, (2) by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed proxy card,
(3) by written notice of revocation to the secretary of Ezenia! at the address for our principal executive offices set forth in this proxy statement or (4) by voting in person at the special meeting.

WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

    If an Ezenia! shareholder does not submit a proxy or vote, it will have the same effect as a vote against approval of the sale of the MCU patent portfolio.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE SALE?

    The affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of the sale of the MCU patent portfolio. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

WHO PAYS FOR THIS PROXY SOLICITATION?

    Ezenia! will bear the cost of solicitation of proxies relating to the special meeting.

WHAT ARE THE SHAREHOLDERS BEING ASKED TO APPROVE?


    Each Ezenia! shareholder is being asked to vote in favor of the sale of our MCU patent portfolio to Tandberg for $3.75 million, consisting of $2.5 million in cash and forgiveness of the $1.25 million that we owe Tandberg. The transaction does not involve a sale of our MCU business.



WHY HAS THE BOARD DECIDED TO SELL THE MCU PATENT PORTFOLIO?



    In light of our need of additional cash to continue operations and in recognition of the unavailability of more favorable financing alternatives, our board of directors has decided that the sale of the MCU patent portfolio pursuant to the asset purchase agreement is in the best interests of Ezenia! and its shareholders. The proposed transaction will provide us with a substantial amount of cash in exchange for the transfer of title to, but not our right to use, intellectual property relating to our MCU business, a portion of our business that has become increasingly less important to us as the preferred mode of corporate collaboration moves from proprietary systems to Web-based implementation. The board of directors considered various benefits to approving the transaction, including that the sale of the MCU patent portfolio would provide capital to fund our operations and enable us to attempt to further develop or sell our enterprise collaboration business. Our board of directors also considered various negative factors concerning the sale of the MCU patent portfolio to Tandberg pursuant to the asset purchase agreement and determined that overall the risks associated with the transaction were outweighed by the potential benefits of the sale.


WHAT OTHER OPTIONS DID EZENIA! CONSIDER BEFORE DECIDING TO SELL THE MCU PATENT PORTFOLIO TO TANDBERG?

    Ezenia! explored possible financing and strategic alternatives, including issuing additional equity securities, obtaining a loan secured by our assets and selling all or a portion of the company. We were unable to identify any third party willing to purchase our equity or make us a loan on acceptable terms, nor were we able to negotiate the timely sale of the MCU patent portfolio with any party other than Tandberg.

WHAT WILL OCCUR IF THE SALE OF THE MCU PATENT PORTFOLIO IS NOT APPROVED AND CONSUMMATED?

    The board of directors does not believe that the long-term continued operation of Ezenia! is feasible without additional capital. Therefore, if the sale to Tandberg of the MCU patent portfolio is not approved, we must either
(1) pursue an infusion of capital or another transaction in which we can sell all or a portion of our business on acceptable terms, or (2) if no such transaction is found in the immediate future, liquidate the company under the protection of federal or state bankruptcy laws. Given current market conditions and our past experience, we think it unlikely that we would be able to conclude an acceptable transaction in time to avoid liquidation of the company.

    If the sale of the MCU patent portfolio is not approved, we will be required to repay the $1.25 million loan advanced to us by Tandberg, which is secured by the MCU patent portfolio, and we may not receive the additional $2.5 million payment that is due to us upon the closing of the sale under the terms of the asset purchase agreement.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE SALE OF THE MCU PATENT PORTFOLIO?

    Ezenia! will recognize net taxable gains on the sale of the MCU patent portfolio equal to the excess of the amount realized on the sale over the aggregate adjusted basis in the assets sold, which gains we expect will be offset by operating losses. The sale of the MCU patent portfolio will not, in and of itself, cause our shareholders to recognize any income for federal income tax purposes.

AM I ENTITLED TO APPRAISAL OR DISSENTER'S RIGHTS?

    No, under Delaware law, you are not entitled to exercise appraisal rights for the proposed sale of the MCU patent portfolio pursuant to the asset purchase agreement.

WHERE CAN I FIND MORE INFORMATION ABOUT EZENIA!?

    Ezenia! is subject to the information requirements of the Securities Exchange Act of 1934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a world-wide web site on the Internet at HTTP://WWW.SEC.GOV that contains reports, proxies, information statements, registration statements and other information filed with the Commission through the EDGAR system.

    If you want to contact Ezenia! directly, you may do so at the following address:

                    154 Middlesex Turnpike
                    Burlington, Massachusetts 01803

                        SPECIAL MEETING OF SHAREHOLDERS

PURPOSE

    The specific proposal to be considered and acted upon at the special meeting is summarized in the accompanying notice of special meeting of shareholders and is described in more detail in this proxy statement.

TIME, DATE AND PLACE; SOLICITATION

    This proxy statement is furnished in connection with the solicitation by Ezenia!'s board of directors of proxies for use at the special meeting of shareholders to be held on Monday, October 21, 2002 at 10:00 a.m., EST, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, and any adjournments thereof.

RECORD DATE; REQUIRED VOTE; SHARES OUTSTANDING

    Only shareholders of record as of the close of business on September 3, 2002 will be entitled to notice of, and to vote at, the special meeting of shareholders and any adjournments thereof. As of the record date there were
[            ] shares (excluding treasury shares) of our common stock, $.01 par value, issued and outstanding. Such shares of common stock are the only voting securities of Ezenia!. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

VOTING

    Registered shareholders can vote their shares (1) by mailing their signed proxy card, (2) via a toll-free telephone call from the U.S. or Canada, (3) via the Internet or (4) in person at the special meeting. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The company believes that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

    Shares represented by duly executed proxies received by us prior to the special meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions with respect to one or more proposal, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR each such proposal and at their discretion with respect to any other proposals that may properly come before the special meeting. The persons named as proxies are employees of Ezenia!.

REVOCABILITY OF PROXY

    Any shareholder may revoke a proxy at any time prior to its exercise (1) by delivering a later-dated proxy, (2) by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed proxy card, (3) by written notice of revocation to the secretary of Ezenia! at our address set forth above or (4) by voting in person at the special meeting. If a shareholder does not intend to attend the special meeting, any written proxy or notice should be returned to us, and any telephonic or Internet vote should be made, not later than the close of business on Friday, October 18, 2002.

SOLICITATION OF PROXIES; EXPENSES

    Ezenia! will bear the cost of solicitation of proxies relating to the special meeting of shareholders. Ezenia! is paying Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to help with

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this proxy solicitation. We will pay Georgeson Shareholder Communications a base fee of $7,500, plus certain other fees and expenses, and we will indemnify it against any losses arising out of its soliciting proxies on our behalf. We will reimburse, on request, the reasonable fees and expenses of brokers and other nominees for forwarding the proxy materials to beneficial holders and obtaining voting instructions. Also, our employees may solicit proxies personally, electronically, by telephone or by mail, though no additional compensation will be paid to our employees for such solicitation.

MAILING ADDRESS OF EZENIA!'S PRINCIPAL EXECUTIVE OFFICES

    The mailing address of Ezenia!'s principal executive offices is 154 Middlesex Turnpike, Burlington, Massachusetts 01803.

Unless otherwise indicated or the context otherwise requires, in this proxy statement, (1) the "company," "we," "us" and "our" refers to Ezenia! Inc., a corporation organized under the laws of the State of Delaware, and
(2) "Tandberg" refers to Tandberg Telecom AS, a corporation organized under the laws of the Kingdom of Norway and the wholly owned subsidiary of Tandberg ASA.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "likely," "will," "should" and variations of such words and similar expressions are intended to identify such forward-looking statements.

    These forward-looking statements in this proxy statement are not guarantees of future performance and are subject to risks, uncertainties and assumptions. These risks and uncertainties include Ezenia!'s ability to consummate the sale to Tandberg of the MCU patent portfolio and our ability to further develop or sell our enterprise collaboration software business. Other risks and uncertainties include the considerations that are discussed in the Management's Discussion and Analysis section of Ezenia!'s 2001 Annual Report on Form 10-K for the year ended December 31, 2001, such as the evolution of Ezenia!'s market, dependence on major customers, rapid technological change and competition, the ability to successfully implement our restructuring and cost reduction plan, risks associated with our acquisition of the InfoWorkSpace product line (including the company's ability to integrate the InfoWorkSpace product line and workforce) and other considerations that are discussed further in the Management's Discussion and Analysis section of our 2001 Annual Report on
Form 10-K for the year ended December 31, 2001 and in our subsequent public filings. Copies of our 2001 Annual Report on Form 10-K for the year ended December 31, 2001 and other publicly available financial information and filings may be received at no charge by contacting Investor Relations at Ezenia!.

    The forward-looking statements contained in this proxy statement represent our judgment as of the date of this proxy statement. Ezenia! cautions readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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                 PROPOSAL: THE SALE OF THE MCU PATENT PORTFOLIO

DESCRIPTION OF EZENIA! AND ITS BUSINESS

    Ezenia! Inc. develops and markets products that enable organizations to provide high-quality group communication and collaboration capabilities to commercial, consumer and institutional users. Our products allow individuals and groups that are geographically distant from each other to interact and share information in a natural, spontaneous way--voice-to-voice, face-to-face, flexibly and in real-time--via a wide range of networks. Using our products, disparately located individuals can interact through a natural meeting experience, allowing groups to work together effectively and disseminate vital information quickly. Ezenia!'s products enable seamless connectivity across a wide range of networks including LANs, intranets, the Internet, ISDN, ATM and frame relay.


    Our traditional ISDN-based videoconferencing products use videoconferencing interface components and telecommunications bridging equipment to facilitate multipoint audio and video conferencing. We refer to our sales and services of these products as our MCU business. As international telecommunications standards for videoconferencing over switched digital circuit networks were adopted in the early 1990s, a standard framework allowed equipment from different manufacturers to communicate with each other over dial-up networks, without regard to the type of equipment being used at the transmitting and receiving ends of the session.



    With the growth of the Internet and the innovative technologies that followed, real-time enterprise collaboration applications were developed and introduced in the late 1990s. Real-time collaboration takes the best elements of videoconferencing and joins them with the ubiquity and ease-of-use of the Internet. Where videoconferencing requires expensive hardware and focuses on quality video, real-time collaboration uses video when necessary but goes beyond it by offering a more complete solution, enabling teams to work more effectively from disperse locations. Real-time solutions often bring video and audio conferencing to the desktop and can include such other features as integrating data conferencing, whiteboarding, instant messaging and virtual meeting spaces.



    The focus of our enterprise collaboration business is our InfoWorkSpace suite of Web-enabled collaboration and conferencing applications. The suite is a Web-based package of collaborative solutions that facilitate communication, data conferencing and knowledge management among dispersed members of a workgroup who communicate with each other through a secure virtual workplace. InfoWorkSpace products are currently used primarily by government organizations, including the Department of Defense and the Intelligence community. While continuing to develop the government business, we have attempted to market and sell InfoWorkSpace products commercially.



    For the past several years, we have been shifting our focus toward enterprise collaboration products and away from our traditional ISDN-based and related IP-based videoconferencing products. For the six months ended June 30, 2001, revenues from our videoconferencing products and services were $6.5 million (or approximately 96% of our total revenues), but had dropped to $3.7 million (or approximately 63% of our total revenues) for the comparable period ended June 30, 2002. MCU business revenues are expected to continue to decrease significantly as we recently closed our foreign sales operations and significantly reduced sales and service operations of our MCU business. Although we propose to sell the patents, patent applications and certain related assets relating to our MCU business, which together are referred to as the MCU patent portfolio, following the proposed transaction, we will retain a fully paid, worldwide, nontransferable license to use the technology covered by those patents and patent applications. We will not be selling our MCU business to Tandberg, and we will be permitted to continue to operate that business. However, after the proposed sale of the MCU patent portfolio, we intend to offer only limited sales and servicing of our MCU business products, and to direct most of our resources to our enterprise collaboration business.

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    Our principal corporate offices are located at 154 Middlesex Turnpike,
Burlington, Massachusetts 01803 and our telephone number is (781) 505-2100.

DESCRIPTION OF TANDBERG AND ITS BUSINESS

    Tandberg Telecom AS is a wholly owned subsidiary of Tandberg ASA, which is a leading global provider of videoconferencing solutions. Tandberg ASA designs, develops and manufactures videoconferencing systems and offers sales, support and value-added services in more than 60 countries worldwide. Tandberg ASA is a global company with offices in the United States, Norway, the United Kingdom, Canada, China and Japan. Tandberg ASA is publicly traded on the Oslo Stock Exchange under the ticker symbol "TAA." Tandberg Telecom AS is a corporation organized under the laws of the Kingdom of Norway. Its principal executive offices are located at Philip Pedersen's Vei 22, N-1324, Lysaker, Norway and its telephone number is +47 67 125 125.


    According to a press release issued by Tandberg in July 2002, Tandberg's total revenue for the fiscal year ended December 31, 2001 and for the fiscal quarter ended June 30, 2002 were approximately 1,279 million Norwegian krone and 443 million krone (or approximately $166 million and $57 million, based on current exchange rates), respectively, and the company's total assets at the end of each of those periods was approximately 2,319 million krone and 2,580 million krone (or approximately $301 million and $335 million, based on current exchange rates), respectively.


DESCRIPTION OF THE TRANSACTION


    On August 1, 2002, Ezenia! and Tandberg entered into several agreements to enable Ezenia! to sell the MCU patent portfolio and certain related assets to Tandberg and, in the meantime, obtain additional working capital. These agreements consist of the following:


    LICENSE AGREEMENT. We have granted to Tandberg a fully-paid, non-exclusive, non-transferable, world-wide license to use, manufacture and distribute under the MCU patent portfolio in exchange for an up-front payment by Tandberg of $1.25 million. Under the license agreement, Tandberg is permitted to grant sublicenses to its affiliates, resellers, distributors, manufacturers and end-users in connection with the manufacture, sale, servicing and use of the Tandberg products. The license terminates if the sale of the MCU patent portfolio does not close due to breach by Tandberg of the asset purchase agreement, provided that the termination will be effective only if we reimburse Tandberg the $1.25 million license fee on or before December 31, 2002.

    RISK ALLOCATION AGREEMENT. Tandberg has agreed to indemnify us against certain losses and liabilities incurred by us as a result of infringements or other claims relating to Tandberg's products.

    PROMISSORY NOTE. We have agreed to repay the $1.25 million loaned to us by Tandberg, together with interest at an annual rate of 7.5% (with a penalty interest rate of 18% for amounts not paid when due), not later than October 31, 2002. We will be in default under the promissory note if, among other things, we fail to make a payment when due, we dissolve or become insolvent, we are the subject of a bankruptcy or reorganization proceeding, we transfer or attempt to transfer all or substantially all of our assets, a foreclosure proceeding or the like is commenced against us, a substantial part of our business or property is seized or condemned, an event of default occurs under the security agreement or we breach the license agreement or the asset purchase agreement. All amounts owing under the promissory note are to be forgiven upon the closing of the sale of the MCU patent portfolio to Tandberg.

    SECURITY AGREEMENT. We have granted Tandberg a security interest in the MCU patent portfolio to secure our payment obligations under the promissory note. If we default under the promissory note or under the security agreement (including by breaching the license agreement or the asset purchase

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agreement), Tandberg may foreclose on and sell the MCU patent portfolio in an effort to collect the amounts we owe Tandberg.

    ASSET PURCHASE AGREEMENT. Please see the summary below. You should refer to the full text of the asset purchase agreement, attached to this proxy statement as Annex A, for details of the terms and conditions thereof.

THE ASSET PURCHASE AGREEMENT

    Following is a description of the material provisions of the asset purchase agreement. We do not purport to describe all of the terms of the asset purchase agreement. The full text of the asset purchase agreement is attached to this proxy statement as Annex A and is incorporated by reference. All Ezenia! shareholders are urged to read the asset purchase agreement in its entirety because it is the legal document that governs the transaction and the principal document pursuant to which we propose to sell the MCU patent portfolio to Tandberg.

    SALE OF THE MCU PATENT PORTFOLIO

    We propose to sell to Tandberg the MCU patent portfolio and certain related assets, as described in greater detail below.

    PURCHASED ASSETS. The asset purchase agreement identifies the following items among the assets to be sold to Tandberg:


    - the issued patents and patent applications relating to the design, development, manufacture and use of videoconferencing interface components and telecommunications bridging equipment to facilitate multipoint audio and video conferencing, and any foreign counterparts, reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, or continuations, continuations-in-part, and divisions thereof, in existence as of the closing, all of which we refer to collectively as the MCU patent portfolio,


    - all goodwill associated directly with respect to the MCU patent portfolio and all rights thereunder,


    - all supporting documentation for the MCU patent portfolio, including relevant portions of laboratory notebooks, invention disclosure forms, patent prosecution files and correspondence, opinions of counsel and similar documents,


    - remedies against infringement of the MCU patent portfolio, and

    - rights to protection of interests in the MCU patent portfolio under the laws of all jurisdictions.


    EXCLUDED ASSETS. Tandberg will not be purchasing our MCU business. Additionally, Tandberg will not acquire funds in the amount of $975,000 which represent a portion of the settlement payable to us in connection with our patent infringement suit against Accord Networks Ltd. and which is being held in escrow until certain Israeli tax matters related to the settlement are resolved.


    NON-ASSUMPTION OF LIABILITIES. Tandberg will not assume any liabilities, debts or obligations of Ezenia! of any kind whatsoever.

    PURCHASE PRICE


    The purchase price to be paid by Tandberg for the MCU patent portfolio will be $3.75 million, payable in the following manner: Tandberg shall pay us
$2.5 million by wire transfer in immediately available funds and Tandberg shall forgive the principal, interest and other amounts that we owe to

Tandberg under the $1.25 million promissory note. Tandberg's payment obligation is not subject to any financing contingency.


    REPRESENTATIONS AND WARRANTIES


    The asset purchase agreement contains customary representations and warranties made by Ezenia!. These representations and warranties, which must continue to be true at the time of closing in order for Tandberg to be obligated to consummate the transaction, include, among other things:



    - our authorization to enter into and perform our obligations under the asset purchase agreement,



    - our title to the MCU patent portfolio and our right to convey the assets to Tandberg,



    - the identity of, title to and the condition of items constituting the MCU patent portfolio,



    - the absence of bankruptcy filings by us, and


    - the accuracy of our disclosures to Tandberg.


    The asset purchase agreement also contains customary representations and warranties made by Tandberg.


    COVENANTS

    Pursuant to the terms of the asset purchase agreement, Ezenia! has agreed that, prior to the closing of the sale of the MCU patent portfolio, we will, among other things:


    - provide Tandberg's representatives access to the supporting documentation for the MCU patent portfolio,


    - comply with all applicable laws, the breach of which could reasonably be expected to materially adversely affect the MCU patent portfolio,

    - update our disclosures in the asset purchase agreement,

    - not disclose for a period of five years confidential information relating to the MCU patent portfolio, and

    - not assert against Tandberg, its affiliates or certain other parties, any rights we may have to any patents or patent applications relating to intellectual property within the field of multipoint videoconferencing, that may be filed on or prior to August 1, 2004.


    Tandberg may not be required to consummate the transaction if we breach any of these covenants.


    Tandberg has agreed, until the closing of the sale of the MCU patent portfolio, not to disclose confidential information relating to the MCU patent portfolio.

    CLOSING

    The closing of the sale of the MCU patent portfolio, if approved by the Ezenia! shareholders, will take place no later than 5 business days after notice from us to Tandberg, provided that all of the conditions to closing set forth in the asset purchase agreement have been satisfied or waived by the applicable parties.


    Ezenia! has agreed that at the closing of the sale of the MCU patent portfolio we will deliver to Tandberg customary closing documents, as well as the following items:



    - a bill of sale and a patent assignment signed by us conveying the MCU patent portfolio and related assets to Tandberg,

    - license agreement signed by Tandberg and us, allowing us to retain a fully-paid, non-exclusive, non-transferable and world-wide license to use, manufacture and distribute under the MCU patent portfolio and grant sublicenses to our resellers, distributors, manufacturers and end-users in connection with the manufacture, sale, servicing and use of our MCU business products and enterprise collaboration software products, which terminates (with respect to the MCU business) if we sell all or substantially all of our MCU business or otherwise abandon that business for twelve months,



    - a certificate from our patent counsel as to the payment of issuance, maintenance, annuity and legal fees in connection with the MCU patent portfolio, and



    - all supporting documents for the MCU patent portfolio.


    Tandberg has agreed that at the closing of the sale of the MCU patent portfolio it will deliver to us the following:

    - the purchase price for the MCU patent portfolio,

    - the license agreement described above, and

    - written confirmation of the forgiveness of the promissory note and termination of the security agreement and license agreement entered into on August 1, 2002.

    CONDITIONS TO CLOSING

    Tandberg's obligation to close the sale of the MCU patent portfolio is subject to the satisfaction or waiver of the following conditions:

    - our representations and warranties being true and correct in all material respects as of and on the date of the closing and our delivery of a certificate from our president to that effect,

    - our having performed and complied in all material respects with all of our covenants and obligations under the asset purchase agreement required to be performed or complied with by us prior to or at the closing and our delivery of a certificate from an officer of the company to that effect,

    - all proceedings to be taken in connection with the sale of the MCU patent portfolio and all related documents being reasonably satisfactory to Tandberg and our having made available to Tandberg all documents which it reasonably requests,

    - there being no material adverse change in the MCU patent portfolio,

    - there being no litigation in connection with the sale of the MCU patent portfolio,

    - our having obtained all necessary consents, approvals and documentation with respect to the sale of the MCU patent portfolio, and

    - our having prepared and delivered to Tandberg all documents necessary or appropriate to transfer and assign to Tandberg title to the MCU patent portfolio.

    Ezenia!'s obligation to close the sale of the MCU patent portfolio is subject to the satisfaction or waiver of the following conditions:

    - the representations and warranties of Tandberg being true and correct in all material respects as of and on the date of the closing and delivery and receipt of a certificate from Tandberg's president to that effect,

    - Tandberg having performed and complied with all of its covenants and obligations under the asset purchase agreement required to be performed or complied with by Tandberg prior to or at the closing and delivery and receipt of a certificate from Tandberg's president to that effect, and

    - there being no litigation in connection with the sale of the MCU patent portfolio.

    INDEMNIFICATION

    Under the terms of the asset purchase agreement, Ezenia! has agreed to indemnify Tandberg, its shareholders, officers, directors and/or employees against all losses due to or resulting from any of the following:

    - any inaccuracy or breach of any representation or warranty made by us in or pursuant to the asset purchase agreement,

    - any breach or default of any covenant or agreement made by us in or pursuant to the asset purchase agreement,

    - any of our liabilities or obligations not expressly assumed in or pursuant to the asset purchase agreement, or

    - any liability arising prior to the closing and relating to the ownership or use of the MCU patent portfolio.

    Additionally, Tandberg, has agreed to indemnify Ezenia!, our shareholders, officers, directors and/or employees against all losses due to or resulting from any of the following:

    - any inaccuracy or breach of any representation or warranty made by Tandberg in or pursuant to the asset purchase agreement, or

    - any breach or default of any covenant or agreement made by Tandberg in or pursuant to the asset purchase agreement.

    Ezenia! will have no obligation to indemnify Tandberg in excess of the purchase price payment that we receive from Tandberg under the asset purchase agreement. Our obligation to indemnify Tandberg pursuant to the asset purchase agreement will survive the closing for a period of three years.

    TERMINATION

    The asset purchase agreement may be terminated at any time prior to the closing of the sale of the MCU patent portfolio as follows:

    - by mutual written consent of Tandberg and us,

    - by Tandberg or us, if the other party is in breach of any representation, warranty or covenant under the asset purchase agreement and fails to cure such breach within ten days after receipt of notice from the non-breaching party, or

    - by Tandberg, by giving written notice if the sale of the MCU patent portfolio has not closed by October 31, 2002, unless the closing did not occur due to a material breach on the part of Tandberg which Tandberg has failed to cure within ten days after receipt of notice from Ezenia!; provided that, if the cure period extends to or beyond October 31, 2002, the requirement to close by that date shall be extended (up to ten days) to permit Tandberg an opportunity to cure.

    EXPENSES

    We and Tandberg are required to pay our own expenses and costs incurred in connection with the asset purchase agreement.

USE AND SUFFICIENCY OF SALE PROCEEDS



    The purpose and goal of our sale of the MCU patent portfolio are to use the proceeds from the sale for general operating expenses in an effort to build and increase the value of our enterprise collaboration business or to attempt to dispose of that business.



    As we have previously reported, after the July 2002 restructuring and the relocation of our headquarters, which are described below, we estimate our cash-flow breakeven point to be approximately $3.5 million in revenues per quarter, with future revenues expected to be generated primarily from sales and services associated with our InfoWorkSpace products. We have no long-term debt and no current expansion plans. Accordingly, we would expect to be able to fund our long-term liquidity requirements from operating revenues if we are able to satisfy our short-term obligations.



    We anticipate the proceeds from the sale of the MCU patent portfolio to enable us to continue to fund operations through the first half of 2003, assuming we are able to significantly extend our obligation to purchase
$2.9 million of our common stock in December 2002 upon exercise of the put option that we issued in connection with our acquisition of the InfoWorkSpace business. We cannot be sure that we will be able to renegotiate the terms of the put option. Further, while we forecast revenues in excess of our projected breakeven point by the second half of 2003, we are not certain that we will be generating sufficient revenue from our InfoWorkSpace products to fund continuing operations by the time that we exhaust the proceeds from the sale of the MCU patent portfolio.



    Therefore, in an effort to maximize the value of our common stock, we are assessing whether the capital requirements and competitive risks associated with developing our enterprise collaboration products outweigh the value that we might realize from a near-term sale of that business. We are attempting to hire an investment banker to assist in investigating and assessing possible sale opportunities. However, we have no current plan, proposal or arrangement to sell our enterprise collaboration business.


BACKGROUND OF THE SALE OF THE MCU PATENT PORTFOLIO


    Beginning in the spring of 2001, we began exploring strategic alternatives in the face of significant internal restructuring, senior management turnover, declining financial results and competitive challenges in the MCU business. Since that time, we have also reported that our ability to continue as a going concern is dependent upon our ability to raise additional capital, increase revenue or substantially improve operating margins.



    In May 2001, we adopted a restructuring and cost reduction plan to align company resources and expenses with our sharpened focus on our enterprise collaboration business. We continued to implement this plan over the remainder of 2001, but revenues have not materialized in line with our expectations. As a result, in July 2002, we implemented another restructuring and cost reduction plan which consisted of the termination of 55 employees (approximately 50% of our work-force), closing our foreign sales operations, relocating our headquarters to smaller facilities in Burlington, Massachusetts and significantly reducing sales and service operations of our MCU business.


    In April 2001, through our own efforts and through the preliminary efforts of an investment adviser, we began to seek out and investigate possible financing or strategic alternatives. Through the spring of 2002, however, neither we nor our investment adviser was able to identify any third party interested in entering into an acceptable strategic or lending relationship with Ezenia!. Throughout this process, our management kept our board of directors apprised of the status of possible strategic alternatives. The directors instructed management to continue to seek out and evaluate opportunities.


    In March 2002, we engaged a financial adviser to help us identify third parties who might make us a loan secured by some of our patents. In connection with that effort, our advisor engaged PLX Systems Incorporated to provide an indication of the market value of seven patents included in the

MCU patent portfolio. We have no relationship with PLX Systems, which is a company that is regularly engaged to provide enterprise-wide, customized intellectual property valuation appraisals in a variety of scenarios including asset securitization, mergers and acquisition activity, licensing and intangible asset accounting. We reimbursed our financial adviser $20,000 for amounts paid to PLX Systems for their valuation services. The valuation report, which was delivered to our financial adviser on April 17, 2002, indicated that the market value of the appraised patents was $56.7 million. A copy of this report will be made available for inspection and copying at our principle corporate offices during our regular business hours by any interested holder of our common stock or its representative who has been so designated in writing.


    The methodology underlying the valuation combines option pricing theory and current, per-product data from publicly traded, technology-specific companies to assess the value of intellectual property assets relating to future products. This approach values the patents as if they were call options on future technology assets and applies the Black-Scholes model to determine present value. The Black-Scholes model is a mathematical approach typically used to determine the value of option contracts, based on variables such as the volatility of a security's return, the level of interest rates, the relationship between the price of the underlying security and the exercise price of the option and the exercisable period of the option. Variables considered by PLX Systems in applying the Black-Scholes model to the valuation of the MCU patent portfolio included both subjective factors, such as time until launch, development cost and market-driven product value, and objective factors, such as time until patent expiration and the rate of the five-year U.S. government bond.

    In performing its analysis, PLX System had to make certain assumptions, some of which were based on information that we provided, such as our estimate that the technology underlying these patents, when fully developed, would rank in the 90th percentile among competing technologies in the same niche and that remaining development costs would be approximately $500,000. Additionally, the appraisal assumes, among other things, that there is no time to product launch, that the cost of development is paid out instantly at the time of product launch, that the highest and best use of the technology has been properly identified and is realizable by Ezenia!, and that our ownership and the validity of our patents is certain. The analysis assumes the accuracy of information available from public sources, some of which, such as trading prices of public companies, is given as of a particular point in time. Inaccuracies in the assumptions and other information used in the analysis can significantly affect the accuracy of the appraisal.

    Our financial adviser informed us that it contacted at least four financial institutions regarding the possibility of obtaining a loan secured by the appraised assets. Initially, the adviser expected to be able to secure a financing commitment by the end of April 2002. However, as of July 2002, none of the financial institutions expressed a willingness to enter into any financing arrangements with Ezenia!. One institution discussed loaning us up to a total of $8 million in stages, but decided not to proceed with the transaction.

    During this period, we also contacted Cisco Systems, Inc., Tandberg and Polycom, Inc. to assess their level of interest in purchasing our MCU patent portfolio or the entire MCU business. One company indicated potential interest at a price of approximately $3.5 million, but expressed no willingness to negotiate, even when informed that we were engaged in serious discussions with another party. Tandberg was the only company to express a substantial interest in purchasing the MCU patent portfolio and in promptly pursuing a transaction.

    Also, in late April 2002, Ezenia! received an unsolicited offer to acquire all of our outstanding shares for approximately $1 million in cash and approximately $3 million in shares of a company with stock trading on the OTC Bulletin Board. While we provided the interested company with access to information concerning Ezenia!, discussions relating to the disposition of our MCU patent portfolio presented a more favorable opportunity.

    On July 25, 2002, Ezenia! and Tandberg informally agreed to a value of $5 million for the MCU patent portfolio. Over the following several days, we and Tandberg negotiated the structure and details of the transaction, under which Tandberg paid us $1.25 million in cash, at that time, for a non-exclusive license under the MCU patent portfolio and agreed to pay us an additional
$3.75 million upon our transfer of title to those patents and patent applications, following approval of the transaction by our shareholders. The additional $3.75 million is to consist of $2.5 million in cash and forgiveness of the $1.25 million that Tandberg loaned to us in connection with this transaction.


    On July 29, 2002, at a special meeting of Ezenia!'s board of directors, our management and legal counsel presented to the board of directors the state of negotiations with Tandberg, as well as the proposed structure of the contemplated transaction and the principal terms of the asset purchase agreement and the other related documents. The board of directors also reviewed alternatives available to Ezenia! at that time. At the conclusion of this meeting, in light of Ezenia!'s need of cash in order to continue operations and in recognition of the unavailability of more favorable financing alternatives, the board of directors unanimously approved Ezenia!'s granting Tandberg a non-exclusive license under the MCU patent portfolio, accepting a loan from Tandberg secured by that intellectual property and, subject to Ezenia! shareholder approval, selling the MCU patent portfolio to Tandberg.

    On August 1, 2002, the company and Tandberg executed the asset purchase agreement and related documentation.

EZENIA!'S REASONS FOR THE SALE OF THE MCU PATENT PORTFOLIO

    Ezenia!'s board of directors unanimously determined that the sale of the MCU patent portfolio pursuant to the asset purchase agreement is expedient and in the best interests of Ezenia! and its shareholders and unanimously recommends that the shareholders approve the sale of the MCU patent portfolio pursuant to the asset purchase agreement.

    The board of directors believes that the sale of the MCU patent portfolio will be beneficial to Ezenia! and its shareholders and considered a number of positive factors in reaching this conclusion, including the following:


    - That if we do not sell the MCU patent portfolio we will likely be unable to continue to fund our operations and will be required to repay the loan we received from Tandberg;



    - That the cash consideration that we will receive in connection with the sale of the MCU patent portfolio will provide us with additional time to try to maximize the value of our enterprise collaboration business, either by enabling us to attempt to build and increase the value of that business as an ongoing operation or by providing us with additional time to attempt to dispose of that business;



    - That the sale of the MCU patent portfolio enables us to receive a substantial amount of cash for intellectual property rights relating to a portion of our business that has become increasingly less important to us as the preferred mode of corporate collaboration moves from proprietary systems to Web-based implementation;


    - That the cash consideration that we will receive in connection with the sale of the MCU patent portfolio far exceeds the total value of all of our outstanding shares, based on the recent trading prices of our common stock;

    - That, based on the history of our discussions with other parties, no other transaction involving the MCU business is likely to be more favorable to us and our shareholders;


    - That the asset purchase agreement enables us to retain a fully-paid, non-exclusive, non-transferable license under the MCU patent portfolio, enabling us to use the intellectual property covered by those patents and patent applications in connection with our operation of our MCU and enterprise collaboration businesses; and



    - That the terms of the asset purchase agreement are reasonable and do not contain any extraordinary conditions, such as a financing contingency, to Tandberg's obligation to close the purchase of the MCU patent portfolio.


    The board of directors also considered a number of potentially negative factors in its deliberations concerning the sale of the MCU patent portfolio, including:

    - That the consummation of the sale of the MCU patent portfolio is conditioned upon a number of factors including: approval by our shareholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the asset purchase agreement, and absence of a material adverse change related to the MCU patent portfolio;

    - That the failure of the sale to be consummated for any reason would likely render Ezenia! unable to pay its obligations and could result in our ceasing operations and/or filing for bankruptcy protection; and that if we are unable to repay the $1.25 million that we owe to Tandberg pursuant to the promissory note, Tandberg could foreclose on and cause the sale of the MCU patent portfolio;


    - That after the consummation of the sale of the MCU patent portfolio, we intend to focus heavily on our enterprise collaboration business; that as a result, our total revenues will be lower than they are currently; and that while we believe that the enterprise collaboration business has growth potential, to date that business has not generated a profit and has incurred significant operating losses;



    - That the proceeds of the sale may not be sufficient to enable us to operate our enterprise collaboration business long enough to generate revenue sufficient to fund continuing operations;


    - That we have agreed to indemnify Tandberg against certain losses to satisfy claims for the payment of these losses should they arise;

    - That the asset purchase agreement provides, in effect, that Tandberg and parties related to Tandberg may, without additional payment to us, use certain intellectual property subject to any videoconferencing patents that we may file prior to August 1, 2004; and

    - That we will remain responsible for preclosing liabilities relating to our ownership of the MCU patent portfolio.

    The board of directors believed that certain of these negative factors were unlikely to occur or unlikely to have a material impact on Ezenia!, while we could avoid or mitigate others, and that overall, the risks associated with the sale of the MCU patent portfolio to Tandberg were outweighed by the potential benefits of the sale.

    The foregoing discussion of information and factors considered by the board of directors is not intended to be all-inclusive. In view of the wide variety of factors considered, the board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, the board of directors unanimously determined that the sale of the MCU patent portfolio was expedient and in the best interests of Ezenia! and its shareholders and that the company should proceed with the sale of the MCU patent portfolio.

RECOMMENDATION OF EZENIA!'S BOARD

    FOR THE REASONS DISCUSSED ABOVE, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF THE MCU PATENT PORTFOLIO PURSUANT TO THE ASSET PURCHASE AGREEMENT AND THE RELATED AGREEMENTS AND HAS DETERMINED THAT THE SALE OF THE MCU PATENT PORTFOLIO IS EXPEDIENT AND IN THE BEST INTERESTS OF EZENIA! AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SALE OF THE MCU PATENT PORTFOLIO PURSUANT TO THE ASSET PURCHASE AGREEMENT.

ACCOUNTING TREATMENT

    The proposed sale of the MCU patent portfolio is expected to be accounted for as a sale of certain assets, in accordance with accounting principles generally accepted in the United States. In the period in which the proposed sale of the MCU patent portfolio is consummated, we expect to recognize a gain in the amount of the difference between the sale price and the aggregate book value of the net assets sold.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain U.S. federal income tax consequences of the sale of the MCU patent portfolio. The discussion is based on the Internal Revenue Code, Treasury Regulations, existing administrative interpretations and court decisions, all of which may change, possibly with retroactive effect. This discussion is not a complete analysis or description of every potential U.S. federal income tax consequence, and does not address any consequences under state, local or foreign tax laws or non-income tax laws.

    TAX CONSEQUENCES FOR EZENIA!

    We will recognize net taxable gains on the sale of the MCU patent portfolio equal to the excess of the amount realized on the sale over our aggregate adjusted basis in the assets sold. Although the gains will constitute capital gains, to the extent that we hold the MCU patent portfolio as capital assets, we expect that the gains will be offset by operating losses incurred during 2002, and/or by net operating loss carry-forwards from previous taxable years. The losses and/or loss carry-forwards so absorbed will not be available to offset income and gains that we may realize in the future.

    TAX CONSEQUENCES FOR EZENIA!'S SHAREHOLDERS

    The sale of the MCU patent portfolio will not, in and of itself, cause our shareholders to recognize any income for federal income tax purposes. The sale will generate "earnings and profits" for tax purposes. Though not anticipated, if we have positive earnings and profits for our 2002 taxable year, then some or all of the distributions or deemed distributions made by us to shareholders during 2002, if any, may be treated as taxable dividends.

REGULATORY APPROVALS

    No federal or state regulatory requirements must be complied with and no third-party approvals must be obtained in connection with our sale of the MCU patent portfolio or any of the transactions contemplated by the asset purchase agreement and related agreements.

DISSENTERS' RIGHTS OF APPRAISAL

    Under the Delaware General Corporation Law, our shareholders are not entitled to rights of appraisal in connection with the sale of the MCU patent portfolio or any of the transactions contemplated by the asset purchase agreement and the related agreements.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS


    Ezenia is not an affiliate of Tandberg or any of its affiliates. Other than the agreements that we entered into with Tandberg in connection with the proposed sale of the MCU patent portfolio, our only relationships with Tandberg or its affiliates have been commercial arrangements entered into in the ordinary course of business. During the period from 1996 to the present, Tandberg and certain of its affiliates have been authorized resellers of our ISDN- and IP-based videoconferencing products pursuant to reseller agreements containing standard terms and conditions typical of our reseller agreements.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of our common stock as of July 31, 2002 by (i) each person who is known by us to own beneficially more than five percent of our common stock,
(ii) each member of our board of directors, (iii) our chief executive officer and the next five most highly compensated executive officers, including two individuals who were not serving as executive officers at the end of fiscal year 2001 and (iv) all directors and executive officers as a group.

                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                            --------------------
DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                      NUMBER     PERCENT
---------------------------------------                     ---------   --------
Khoa D. Nguyen (1)........................................    933,934     6.44%
John F. Keane, Jr. (2)....................................     39,805     *
John A. McMullen (3)......................................     29,805     *
Roy G. Perry (4)..........................................     35,805     *
Stephen G. Bassett (5)....................................    141,751     1.03%
Paul W. Haverstock (6)....................................     86,875     *
Edward C. Wade (7)........................................    162,241     1.18%
Arthur J. Souza (8).......................................      0         *
Steven M. Chomicz (9).....................................      0         *
All executive officers and directors as a group (9
  persons)(10)............................................  1,430,216     9.60%

------------------------

*   Less than 1%

(1) Includes 864,750 shares that Mr. Nguyen has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options.

(2) Includes 29,805 shares that Mr. Keane has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options.

(3) Represents shares that Mr. McMullen has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options.

(4) Includes 29,805 shares that Mr. Perry has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options.

(5) Includes 138,751 shares that Mr. Bassett has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options. Mr. Bassett's employment with Ezenia! ceased on July 31, 2002.

(6) Represents shares that Mr. Haverstock has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options. Mr. Haverstock's employment with Ezenia! ceased on July 31, 2002.

(7) Includes 87,875 shares that Mr. Wade has the right to acquire within 60 days of July 31, 2002 by the exercise of stock options. Mr. Wade's employment with Ezenia! ceased on July 31, 2002.

(8) Mr. Souza's employment with Ezenia! ceased in August 2001.

(9) Mr. Chomicz's employment with Ezenia! ceased in April 2001.

(10) Includes 1,267,666 shares that directors and executive officers of Ezenia! have the right to acquire within 60 days of July 31, 2002 by the exercise of stock options.

                               VOTING PROCEDURES

    The affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of the sale of the MCU patent portfolio. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

                                 OTHER BUSINESS

    The board of directors knows of no business which will be presented for consideration at the special meeting other than that stated above. If other business should come before the special meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

                             SHAREHOLDER PROPOSALS

    It is currently contemplated that the 2003 Annual Meeting of Shareholders will be held on or about May 21, 2003. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the company and/or for inclusion in the agenda for that meeting must be received at the company's principal executive offices not later than December 19, 2002. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Dated: September [9], 2002

                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 1st day of August, 2002, by and between EZENIA! INC., f/k/a VideoServer, Inc. a corporation organized and existing under the laws of the State of Delaware, U.S.A. (the "Seller"), and TANDBERG TELECOM AS, a corporation organized and existing under the laws of the Kingdom of Norway (the "Buyer").

                                    RECITALS

    WHEREAS, the Seller owns certain Patents related to multipoint video conferencing; and

    WHEREAS, the Seller has licensed to Buyer certain rights under such Patents pursuant to the terms of the License Agreement executed between the parties hereto concurrently herewith (the "License Agreement"); and

    WHEREAS, the Buyer desires to purchase such Patents from Seller, and the Seller desires to sell and transfer to the Buyer such Patents, all as more fully set forth below.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

                     ARTICLE 1--PURCHASE AND SALE OF ASSETS

    1.1 DEFINED TERMS. Capitalized terms used herein have the meanings set forth in Section 12.1.

    1.2 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by the Seller and the Buyer, the Buyer shall purchase, accept and acquire from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer (i) the Patents, all goodwill associated directly with respect to the Patents and all rights thereunder,
(ii) all supporting documentation for the Patents, including relevant portions of laboratory notebooks, invention disclosure forms, patent prosecution files, and correspondence, opinions of counsel, and similar documents ("Documentation"), (iii) remedies against infringements thereof (but excluding $975,000 held in escrow and described further in SCHEDULE 4.7(D) hereto) and
(iv) rights to protection of interests therein under the laws of all jurisdictions (the "Purchased Assets").

    1.3 CLOSING. The closing (the "Closing") of the purchase and sale of the Purchased Assets shall take place at 10 a.m., local time, on the Closing Date, at the offices of Klett, Rooney, Lieber and Schorling, The Brandywine Building, Suite 1410, 1000 West Street Wilmington, DE 19810, or at such other time and place as may be mutually agreed to by the Buyer and the Seller. The "Closing Date" means the date on which the Closing shall occur, which shall be no later than five business days after such date as Seller shall specify to Buyer by written notice. Effective upon completion of the Closing, the Parties shall cause the License Agreement and the Security Agreement to terminate.

                           ARTICLE 2--PURCHASE PRICE

    In consideration of the transfer, sale and assignment of the Purchased Assets, Buyer agrees to pay Seller Three Million Seven Hundred and Fifty Thousand US Dollars ($3,750,000) (the "Purchase Price") payable in the following manner:

    2.1 One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) has been advanced to Buyer pursuant to the terms of the Promissory Note executed concurrently herewith; which Note

(including all principal, interest and other amounts owing thereunder or under the Security Agreement) shall be cancelled and considered paid in full as of the completion of the Closing; and

    2.2 Two Million Five Hundred Thousand Dollars ($2,500,000) shall be paid to Seller at Closing by wire transfer in immediately available funds to an account designated by Seller in Schedule 2.2 hereof.

                    ARTICLE 3--NON-ASSUMPTION OF LIABILITIES

    The Buyer shall not be responsible for, assume, pay, perform, discharge, or accept any liabilities, debts or obligations of the Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any relating to interest and termination penalties on indebtedness, taxes, breach or negligent performance of any contract, liabilities resulting from breach of contract, illegal activity, unlawful business practice, infringement of intellectual property rights, any liabilities, obligations or commitments by Seller relating to or arising out of the ownership of the Purchased Assets prior to the Closing, or the transfer of the Purchased Assets or any other liability or obligation of the Seller whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Seller.

            ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF THE SELLER

    In order to induce the Buyer to enter into this Agreement, the Seller makes the following representations and warranties to the Buyer, each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer. Any matter described on the disclosure schedules attached hereto and incorporated herein shall be set forth with reference to each separate Section of this Agreement to which the matter relates.

    4.1 OWNERSHIP, ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, has not filed articles of dissolution and has a perpetual period of existence. The Seller has all requisite power and authority to own, operate and lease its properties and to conduct its business as now being conducted.

    4.2 AUTHORIZATION. The Seller has obtained the approval from its Board of Directors to enter into this Agreement and has all necessary power and authority to enter into this Agreement and subject to obtaining any requisite approval of the shareholders of Seller, Seller shall have all necessary power and authority to perform the transactions contemplated hereby in accordance with the terms and conditions hereof. Seller shall use its best efforts to obtain all necessary approvals and consents.

    4.3 ENFORCEABILITY. This Agreement and all other agreements of the Seller contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of the Seller, enforceable against it in accordance with their terms, subject to any limitation of enforceability that may be imposed by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor's rights and remedies generally and by the application by a court of equitable jurisdiction (whether such enforceability is considered a proceeding in equity or in law).

    4.4 CONFLICTING OBLIGATIONS. The execution and delivery of this Agreement does not, and the consummation of the sale and purchase of the Purchased Assets contemplated hereby will not: (a) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of the Seller, as amended and in effect on and as of the date hereof and on and as of the Closing Date;
(b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which the Seller is subject or to which the Seller is a party; or
(c) conflict with,
result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which it is bound or to which any of the Purchased Assets are subject (or result in the imposition of any Lien upon any of the Purchased Assets).

    4.5 TITLE TO ASSETS; SUFFICIENCY. The Seller has good and marketable fee simple title to all of the Purchased Assets, free and clear of any Lien or restriction on transfer (other than those granted to or imposed by Buyer); and the instruments of conveyance, and other endorsements and instruments of transfer and assignment contemplated by this Agreement are sufficient to transfer good and marketable title to the Purchased Assets to Buyer, free and clear of all Liens (other than those granted to or imposed by Buyer). The Purchased Assets encompass all of the Patents owned or controlled by Seller related to the Field.

    4.6 THIRD PARTY CONSENTS. No material third party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order for any of the Purchased Assets to be assigned to the Buyer.

    4.7  PATENTS.

        (a) Schedule 4.7(a) identifies each patent or registration that has been issued to or is owned by the Seller within the Field and identifies each pending patent application or application for registration which the Seller has made with respect to any intellectual property within the Field. Seller has made available to the Buyer correct and complete copies of all of the Patents and any licenses, agreements, options or other rights related to the Patents.

        (b) Seller owns the entire right, title and interest in and to all Patents free and clear of all liens, claims and encumbrances (other than those granted to or imposed by Buyer). The Seller has taken all actions that are necessary or appropriate to maintain and (except for the Seller's not having given notice to or taken action against each person suspected of infringing upon a Patent) to protect each of the Patents, including, but not limited to payment of any and all issuance fees, maintenance fees and annuities.

        (c) With respect to each of the Patents: (i) the Patent is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
    (ii) no action, suit, opposition or reexamination proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Seller's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the Patent; (iii) no person has notified the Seller of any claim concerning any alleged interference, infringement, misappropriation, reexamination, opposition or other conflict of any of the Patents with the intellectual property of any third party; and
    (iv) the Seller has no Knowledge of any state of facts or contemplated event that may give rise to any claim, action, suit, proceeding, complaint, investigation or inspection which could adversely affect the ownership, validity or use of the Purchased Assets.

        (d) The Seller has no Knowledge of any products, inventions or procedures of competitors which infringe or misappropriate any Patent and has not given any notice of infringement or sent any demand to "cease and desist" to any third party based on any claim in the Patents except as set forth in Schedule 4.7(d).

    4.8 NO SALE, TRANSFER OR LICENSE. Except for (i) the license granted to the Buyer pursuant to the terms of the License Agreement, (ii) the lien granted to the Buyer pursuant to the terms of the Security Agreement dated as of the date hereof between the Buyer and the Seller, and (iii) licenses granted by the Seller in the ordinary course of conducting its business to purchasers of its products for the use and/or assembly of such products, and except for the license referenced in Schedule 4.7(d);

(a) the Seller has not sold, leased, transferred, or assigned any interest in any of the Purchased Assets; (b) the Seller has not imposed or permitted any third party to impose any Lien upon any of the Purchased Assets; (c) the Seller has not granted any option, license or sublicense of any rights under or with respect to any Patents; and (d) the Seller has not committed to any of the foregoing.

    4.9 BROKERAGE. The Seller has neither incurred nor made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

    4.10 BANKRUPTCY. The Seller has not filed a petition for relief under the United States Bankruptcy Code or under any state insolvency statute.

    4.11 NO BULK SALES LAWS. No "bulk sales" laws are applicable to the acquisition of the Purchased Assets or any transactions contemplated by this Agreement.

    4.12 EXCEPT AS SPECIFICALLY AND EXPLICITLY PROVIDED HEREIN (INCLUDING, WITHOUT LIMITATION, IN SECTIONS 4.5, 4.6 AND 4.7 ABOVE), THE PURCHASED ASSETS ARE BEING SOLD "AS IS" WITHOUT WARRANTY OF ANY KIND AND SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PURCHASED ASSETS INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, NON-INTERFERENCE WITH ENJOYMENT, ACCURACY, INTEGRATION, VALIDITY, EXCLUSIVITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE. LICENSEE ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED HEREIN NO OTHER WARRANTIES HAVE BEEN MADE TO LICENSEE BY OR ON BEHALF OF LICENSOR OR OTHERWISE FORM THE BASIS FOR THE BARGAIN BETWEEN THE PARTIES.

    4.13 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties contained herein, and all other documents, certifications, materials and statements or information given to the Buyer by or on behalf of the Seller or disclosed in this Agreement, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                    ARTICLE 5--REPRESENTATIONS OF THE BUYER

    In order to induce the Seller to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller, each of which shall be deemed to be independently material and relied upon by the Seller, regardless of any investigation made by, or information known to, the Seller.

    5.1 OWNERSHIP, ORGANIZATION AND QUALIFICATION. The Buyer is a corporation duly incorporated and validly existing under the laws of the Kingdom of Norway, has not filed articles of dissolution and has a perpetual period of existence. Buyer has all requisite power and authority to own, operate and lease its properties and conduct its business as now being conducted.

    5.2 AUTHORIZATION. The Buyer has all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof.

    5.3 ENFORCEABILITY. This Agreement and all other agreements of the Buyer contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Buyer enforceable against it in accordance with their terms, subject to any limitation of enforceability that may be imposed by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor's rights and remedies generally and by the application by a court of equitable jurisdiction (whether such enforceability is considered a proceeding in equity or in law).

    5.4 CONFLICTING OBLIGATIONS. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets contemplated hereby will not: (a) conflict with or violate any provisions of the certificate of incorporation of the Buyer; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which the Buyer is subject to or which the Buyer is a party; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

    5.5 BROKERAGE. The Buyer has neither incurred, nor made commitment for, any brokerage, finders or similar fee in connection with the transactions contemplated by this Agreement.

                       ARTICLE 6--COVENANTS OF THE SELLER

    The Seller covenants and agrees with the Buyer as follows:

    6.1 MAINTENANCE OF PROPERTY. From the date hereof and until the Closing Date, the Seller, with prior consultation with Buyer, shall take all actions necessary or appropriate to maintain its right, title and interest in and to the Purchased Assets. The Seller shall pay all costs related to the same. Commencing immediately, Seller and its agents shall refrain from any activity to sell, license, sublicense, assign, hypothecate, alienate, encumber, pledge or otherwise transfer any of Seller's interest in or to any portion of the Patents except for licenses granted to customers of Seller in conjunction with the purchase of product for the and/use or assembly of such products.

    6.2 ACCESS. Between the date of this Agreement and the Closing Date, Seller will, and will instruct its agents and representatives to, give Buyer and its employees, agents or representatives access to the Documentation and permit Buyer to make reasonable inspection and copies thereof. Further, Buyer shall instruct its prosecuting patent counsel or patent agent in each country where the Patents are issued or pending to reasonably cooperate with Buyer and its employees, agents or representatives to enable and assist such persons in understanding the prosecution history of the Patents and to facilitate the continuing prosecution of the any pending Patents following Closing. All such access and inspections will be conducted during Seller's (or its patent counsel's or patent agent's, as applicable) normal business hours and in a manner that does not unreasonably interfere with the conduct of Seller's (or its patent counsel's or patent agent's) business.

    6.3 COMPLIANCE WITH LAWS. From the date hereof and until the Closing Date, the Seller shall comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, the Seller if the breach of any of the foregoing could reasonably be expected to materially adversely affect the Purchased Assets.

    6.4 SUPPLEMENTAL DISCLOSURE. As it becomes aware of such information and in any event not later than the Closing Date, the Seller shall inform the Buyer in writing of all information, events or actions which, if this Agreement were signed on the Closing Date, would be required to be disclosed on the Schedules in order to make the Seller's representations and warranties contained herein true and not misleading. The delivery thereof by the Seller shall not absolve the Seller from liability for breach of any representation or warranty which was untrue when made.

    6.5 DOCUMENTS OF TRANSFER. On the Closing Date, the Seller shall duly execute and deliver to the Buyer:

        (a) the Bill of Sale as described in Exhibit 6.5(a);

        (b) the Patent Assignment as set forth in Exhibit 6.5(b);

        (c) The Ezenia! License Agreement in the form attached hereto as
    Exhibit 7.1(c); and

        (d) All such other assignments that shall be required to transfer title to the Buyer pursuant to the terms as set forth herein.

    6.6 OTHER DELIVERIES. On the Closing Date, the Seller shall deliver to the Buyer the following:

        (a) A certificate from Seller's patent counsel certifying that all issuance, maintenance and annuity fees for each of the Patents have been paid through the Closing Date and that all legal fees for prosecution of the Patents have been paid up through and including the Closing Date.

        (b) A certified resolution of the Board of Directors of Seller approving the transaction contemplated by this Agreement;

        (c) A certificate from the Corporate Secretary of Seller certifying that all necessary approvals from the shareholders of the Seller have been obtained;

        (d) A certificate from an officer of Seller as described in Sections 8.1 and 8.2 below;

        (e) All Documentation; and

        (f) All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

    6.7 FURTHER ASSURANCES. The Seller, upon request of the Buyer, shall execute, acknowledge and deliver such other instruments as reasonably may be requested to more effectively transfer and vest in the Buyer, the Purchased Assets pursuant to the terms of this Agreement or to otherwise carry out the terms and conditions of this Agreement.

    6.8 CONFIDENTIALITY. The Purchased Assets and the Documentation constitute confidential information that Seller shall hold confidential for a period of five (5) years from the date of this Agreement except (a) information that is or becomes publicly available (through no act of the Seller or any of its Affiliates in violation of this Section 6.8); (b) information that is disclosed to Seller or any of its Affiliates by a third party that did not disclose in violation of a duty of confidentiality; (c) disclosures that are required to be made by Seller under any applicable laws or regulations; or (d) information that is independently developed, as demonstrated by Seller's written records.

    6.9 COVENANT NOT TO ASSERT. Seller will not assert against Buyer or its Affiliates or their respective, contract manufacturers, distributors, resellers or customers in connection with their relationship with Buyer (the "Covered Parties"), any Relevant Rights; provided that this covenant does not extend to any attempt by any of the Covered Parties to contest the validity of any patents contained within the Relevant Rights or to obtain for itself or others patent rights with respect to such Relevant Rights. In the event Seller seeks to sell, assign, transfer or license (but only if such license permits the licensee to assert enforcement rights with respect to) any of its Relevant Rights to a third party after the Closing, Seller shall notify Buyer of such proposed sale and shall obtain the written undertaking from such party to abide by the terms of this covenant. As used herein "Relevant Rights" shall mean any patent or patent applications with respect to any intellectual property within the Field, owned or controlled by Seller or its successors or assigns, that was filed on or before the second anniversary of the Effective Date.

                       ARTICLE 7--COVENANTS OF THE BUYER

    7.1 The Buyer covenants and agrees with the Seller that on the Closing Date, the Buyer shall deliver to Seller:

        (a) The Purchase Price in accordance with the terms set forth in
    Article 2 above;

        (b) A certificate from an officer of Seller as described in Section 9.1 and 9.2 below; and

        (c) The Ezenia! License Agreement to Buyer in the form attached hereto as Exhibit 7.1(c); and

        (d) Written confirmation of forgiveness of the Promissory Note and termination of the Security Agreement and the License Agreement.

    7.2 Subject to Section 13.12, Buyer shall hold confidential until the Closing Date any information regarding any of the Purchased Assets except
(a) information that is or becomes publicly available (through no act of the Buyer or any of its Affiliates in violation of this Section 7.2);
(b) information that is disclosed to Buyer or any of its Affiliates by a third party that did not disclose in violation of a duty of confidentiality;
(c) disclosures that are required to be made by Buyer under any applicable laws or regulations; or (d) information that is independently developed, as demonstrated by Buyer's written records.

            ARTICLE 8--CONDITIONS OF THE BUYER'S OBLIGATION TO CLOSE

    The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

    8.1 REPRESENTATION AND WARRANTIES. The representations and warranties in this Agreement made by the Seller shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Buyer shall have been furnished a certificate signed by the President of the Seller to that effect.

    8.2 PERFORMANCE OF COVENANTS AND OBLIGATIONS. The Seller shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Buyer shall have been furnished a certificate signed by an officer of the Seller to that effect.

    8.3 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer. The Seller shall have made available to the Buyer, either directly or through its patent counsel, for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transactions contemplated by this Agreement.

    8.4 ADVERSE CHANGE. From and after the date of this Agreement and until the Closing Date, the Buyer (in its reasonable discretion) shall have determined that there has been no material adverse change in the Purchased Assets from that disclosed to the Buyer in or under this Agreement.

    8.5 NO LITIGATION. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

    8.6 CONSENTS, APPROVALS, CERTIFICATIONS, LICENSES AND PERMITS. All necessary consents, approvals, certifications, licenses and permits with respect to the transaction contemplated hereby shall have been received by the Buyer on or before the Closing Date.

    8.7 ASSIGNMENTS. Seller shall have prepared and delivered to Buyer all documents necessary or appropriate to transfer and assign to Buyer title to the Purchased Assets, including any foreign counterparts.

           ARTICLE 9--CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE

    The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

    9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement made by the Buyer shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Seller shall have been furnished a certificate signed by the President of the Buyer to that effect.

    9.2 PERFORMANCE OF COVENANTS AND OBLIGATIONS. The Buyer shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Seller shall have been furnished a certificate signed by the President of the Buyer to that effect.

    9.3 NO LITIGATION. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                     ARTICLE 10--INDEMNIFICATION BY SELLER

    10.1 INDEMNIFICATION. Notwithstanding the Closing, and regardless of any investigation made by or on behalf of the Buyer or any information known to the Buyer, the Seller, subject to the terms and conditions of this Article 10, indemnifies and saves the Buyer, its shareholders, officers, directors and/or employees (collectively, the "Buyer" as used in this Article 10) harmless from and against any and all losses, claims, damages, actions, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Buyer or the Purchased Assets due to or resulting from any of the following: (a) the inaccuracy or breach of any representation or warranty of the Seller given in or pursuant to this Agreement; (b) any breach or default in the performance by the Seller of any of its covenants, obligations or agreements in or pursuant to this Agreement; (c) any liability or obligation of the Seller not expressly assumed by the Buyer pursuant to this Agreement; or
(d) the ownership or use of the Purchased Assets at any time prior to the Closing, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to the ownership or use of the Purchased Assets. The foregoing are collectively referred to as "Indemnifiable Damages." The term "Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the Applicable Rate in simple interest per annum from the Closing Date and until paid by the Seller. Notwithstanding the Closing, and regardless of any investigation made by or on behalf of the Seller or any information known to the Seller, the Buyer, subject to the terms and conditions of this Article 10, indemnifies and saves the Seller, its shareholders, officers, directors and/or employees (collectively, the "Seller" as used in this Article 10) harmless from and against any and as Indemnifiable Damages incurred by or asserted against the Seller due to or resulting from any of the following: (a) the inaccuracy or breach of any representation or warranty of the Buyer given in or pursuant to this Agreement; or (b) any breach or default in the performance by the Buyer of any of its covenants, obligations or agreements in or pursuant to this Agreement.

    10.2 LIMITATION ON INDEMNIFICATION OBLIGATION. The Seller will not have any obligation to indemnify or save harmless the Buyer from and against any Indemnifiable Damages in excess of the Purchase Price (or such portion thereof as the Buyer shall then have paid to the Seller).

    10.3  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD PARTY
CLAIMS. In the event that the Indemnified Party asserts a claim (a "Notice of Claim") for Indemnifiable Damages (but excluding a claim for Indemnifiable Damages resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Damages. If the Indemnifying Party, within 15 business days after receipt of such Notice of Claim by the Indemnified Party, has not given written notice (a "Notice of Objection") to the Indemnified Party announcing its intent to contest such assertion by the Indemnified Party, such assertion shall be deemed accepted and the amount of Indemnifiable Damages stated in the Notice of Claim shall be deemed a valid c therefor. In the event, however, that the Indemnifying Party contests the assertion of a Notice of Claim by delivering a Notice of Objection to the Indemnified Party within such 15 business day period, then if the parties, acting in good faith, cannot reach agreement with respect to such claim within 20 days after such notice, the contested assertion of the claim shall be referred to arbitration in Wilmington, Delaware, in accordance with the then-current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the parties and shall be final and binding and conclusive on the parties and the amount of damages, if any, determined to exist shall be valid Indemnifiable Damages. Each party shall pay its own legal, accounting and other fees in connection with such a contest.

    10.4 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS. If any third party notifies the Indemnified Party with respect to any matter that may give rise to a claim for indemnification against the Indemnifying Party under this Article 10, then the Indemnified Party will notify the Indemnifying Party thereof promptly and in any event within 30 days after receiving any written notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby. Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate. In the event the Indemnifying Party notifies the Indemnified Party within 30 days after the date the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense of such matter
(a) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party,
(b) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of such separate co-counsel to the extent the Indemnified Party concludes in good faith that the counsel the Indemnifying Party has selected has a conflict of interest), (c) the Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter, or take any measure that imposes any burden or encumbrance upon the conduct of the Indemnified Party or its operations, without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), (d) the Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement that does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably), and (e) the Indemnified Party shall have the right to attend, at its own expense, any meetings relating to, and to receive upon request copies of all correspondence, reports or other documents submitted or received by or on behalf of the Indemnifying Party in connection with, the defense of such matter.

    10.5 SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION. The Seller's obligation to pay Indemnifiable Damages and to comply with this Article 10 shall survive the Closing of this transaction for a period of three (3) years.

    10.6 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy the Buyer may have with respect to the Seller, or the transactions contemplated by this Agreement.

                            ARTICLE 11--TERMINATION

    11.1 RIGHTS TO TERMINATE. This Agreement may be terminated at any time prior to the Closing only as follows:

        (a) by mutual written consent of the Seller and the Buyer;

        (b) by the Seller by giving written notice to the Buyer if the Buyer is in breach of any representation, warranty or covenant under this Agreement and fails to cure such breach, if curable, within ten (10) days after receipt of notice from the Seller requesting that such breach be cured (and the Seller is not then in breach of any representation, warranty or covenant);

        (c) by the Buyer by giving written notice to the Seller if the Seller is in breach of any representation, warranty or covenant under this Agreement and fails to cure such breach, if curable, within ten (10) days after receipt of notice from the Buyer requesting that such breach be cured (and the Buyer is not then in breach of any representation, warranty or covenant); or

        (d) by the Buyer by giving written notice to the Seller if the Closing shall not have occurred by October 31, 2002, unless the failure of the Closing to have occurred by such date is due to a material breach on the part of the Buyer which Buyer has failed to cure within ten (10) days after receipt of notice from the Seller requesting such breach be cured; PROVIDED that, if such cure period extends to or beyond October 31, 2002, the requirement to close by such date shall be extended for so long as required (up to 10 days) to permit the Closing to occur after Buyer has had an opportunity to cure.

        (e) Each party's right to termination pursuant to this Section 11 is in addition to any of the rights it may have hereunder or otherwise.

    11.2 EFFECTS OF TERMINATION. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release any party of any Liability arising hereunder for any pre-termination breach hereof or intentional misrepresentations made herein.

                            ARTICLE 12--DEFINITIONS

    12.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified in this Section 12.1 unless the context otherwise requires.

    "Affiliate" shall mean any entity that is now or hereafter becomes Controlled by, is in Control of, or is under common Control with a Party. "Control" shall mean a fifty percent (50%) or more ownership of issued and outstanding voting securities, or fifty percent (50%) or more of the voting rights in a partnership, directly or indirectly.

    "Agreement" means this Asset Purchase Agreement, together with all Exhibits and Schedules hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

    "Bill of Sale" means that Bill of Sale Agreement, dated as of the Closing Date, between the Seller and the Buyer and as set forth in Exhibit 6.4(a).

    "Closing" has the meaning set forth in Section 1.3.

    "Closing Date" has the meaning set forth in Section 1.3.

    "Documentation" has the meaning set forth in Section 1.2.

    "Field" shall mean the design, development, manufacture and use of videoconferencing interface components and telecommunications bridging equipment to facilitate multipoint audio and video conferencing.

    "Governmental Authority" means the government of the United States of America and any other country, and any state, province, municipality or other governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing.

    "Indemnifiable Damages" has the meaning set forth in Section 10.1.

    "Knowledge" means, with respect to any party, the knowledge of such party after due inquiry and, if such party fails to make such inquiry, shall include the constructive knowledge of such facts as would have been learned had such due inquiry been made.

    "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

    "Lien" means any pledge, lien, encumbrance, charge or other security interest of any kind.

    "Notice of Claim" has the meaning set forth in Section 10.3.

    "Notice of Objection" has the meaning set forth in Section 10.3.

    "Patent Assignment" means that Patent Assignment, dated as of the Closing Date, between the Seller and the Buyer and as set forth in Exhibit 6.4(b).

    "Patents" means the issued patents and applications for patents set forth on
SCHEDULE 4.7(A) hereto, and any foreign counterparts, reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, or continuations, continuations-in-part, and divisions thereof in existence as of the Closing Date.

    "Purchase Price" has the meaning set forth in Section 2.

    "Purchased Assets" has the meaning set forth in Section 1.2.

                           ARTICLE 13--MISCELLANEOUS

    13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties (and disclaimers thereof) of the parties contained in this Agreement shall survive the Closing hereunder for a period of two (2) years.

    13.2 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by the either party without the prior written consent of the other party, other than in connection with the sale of all or substantially all of the assets of such party.

    13.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

    13.4 EXPENSES. Except as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

    13.5 SUBMISSION TO JURISDICTION. Each of the Buyer and the Seller submits to the exclusive jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and all agreements and transactions contemplated hereby, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Buyer and the Seller also covenants and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any agreement or transaction contemplated hereby in any other court. Each of the Buyer and the Seller waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

    13.6 NOTICES. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when hand delivered to such party, (ii) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section 13.6), or (iii) when received if sent by express courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this
Section 13.6):

If to the Buyer:          Tandberg Telecom AS
                          Philip Pedersen's Vei 22
                          N-1324, Lysaker
                          NORWAY

With a copy to:           Peri & Stewart, L.L.C.
                          108 Baker Street
                          Maplewood, NJ 07040
                          Fax: 973-762-5801
                          Attention: Steven B. Peri, Esq.

If to the Seller:         Ezenia!, Inc.
                          154 Middlesex Turnpike
                          Burlington, MA 01803
                          Fax: 781-505-2559
                          Attention: President

With a copy to:           Bingham McCutchen LLP
                          150 Federal Street
                          Boston, MA 02110
                          Fax: 617-951-8736
                          Attention:    David L. Engel, Esq. and
                                      Barry N. Hurwitz, Esq.

    13.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

    13.8 HEADINGS. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

    13.9 AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

    13.10 ENTIRE AGREEMENT. This Agreement and the Addenda and Schedules attached hereto represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

    13.11 THIRD-PARTY BENEFICIARIES. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

    13.12 PUBLICITY. The Buyer and the Seller shall cooperate in making appropriate public announcements concerning the terms of this Agreement and the transactions contemplated hereby, but each Party shall unilaterally have the authority to make such statements to the extent it reasonably decides such disclosure is required in order to comply with the laws or stock exchange rules of any country.

    13.13 INTERPRETATION. Each of the Parties have been represented by counsel and has had the opportunity to negotiate, review, revise and comment on the terms set forth herein. As a result, the Parties acknowledge and agree that in interpreting the provisions of this contract no weight shall be given to which Party drafted or revised any provision of this Agreement, each provision considered to have been the joint work product of both Parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                                       EZENIA!, INC.

                                                       /s/ KHOA NGUYEN
                                                       ---------------------------------------------
                                                       By: Khoa Nguyen
                                                       Title: President

                                                       TANDBERG TELECOM A/S

                                                       /s/ BENGT THURESSON
                                                       ---------------------------------------------
                                                       By: Bengt Thuresson
                                                       Title: Chairman

                                                       /s/ ROBERT BERNTSEN
                                                       ---------------------------------------------
                                                       By: Robert Berntsen
                                                       Title: Member of the Board

                                                                         ANNEX


                               FORM OF PROXY CARD
                                   [SIDE ONE]







                                      PROXY

                                  EZENIA! INC.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR A SPECIAL MEETING OF SHAREHOLDERS TO
                            BE HELD OCTOBER 21, 2002



         The undersigned hereby appoints Khoa D. Nguyen and Robert Quinn as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all shares of Common Stock of Ezenia! Inc. (the "Company") held of record by the undersigned on September 3, 2002 at the Special Meeting of Shareholders to be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110 on Monday, October 21, 2002 at 10:00 a.m. EST, and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   [SIDE TWO]


------------------------------                                  ------------------------
VOTE BY TELEPHONE                                               VOTE BY INTERNET
------------------------------                                  ------------------------
It's fast, convenient and immediate!                            It's fast, convenient and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                            confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
------------------------------------------------------------    ------------------------------------------------------------

Follow these four easy steps:                                   Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy            1.   Read the accompanying Proxy Statement and Proxy
     Card.                                                           Card.

2.   Call the toll-free number                                  2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).                                HTTP://WWW.EPROXYVOTE.COM/EZEN
                                                                     ------------------------------

3.   Enter your Voter Control Number located on your            3.   Enter your Voter Control Number located on your
     Proxy Card above your name.                                     Proxy Card above your name.

4.   Follow the recorded instructions.                          4.   Follow the Instructions provided.

------------------------------------------------------------    ------------------------------------------------------------
YOUR VOTE IS IMPORTANT!                                         YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                                    GO TO HTTP://WWW.EPROXYVOTE.COM/EZEN ANYTIME!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To consider and vote upon the sale of all of our patents, patent applications and certain related assets relating to our multipoint videoconferencing business pursuant to an asset purchase agreement, dated as of August 1, 2002, between the Company and Tandberg Telecom AS. The full text of the asset purchase agreement is included as Annex A to the accompanying proxy statement.

                           |_|  FOR    |_|  AGAINST   |_|  ABSTAIN

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        |_|


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature:                  Date:      Signature:                  Date:
          ------------------     ------          ------------------     ------


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